Exhibit 99(a)(3)
NOTICE OF GUARANTEED DELIVERY

Regarding the Offer
by

DWS GLOBAL HIGH INCOME FUND, INC.

To Purchase for Cash up to 2,471,105
Of Its Issued and Outstanding Shares
at 99% of the Net Asset Value Per Share

This form must be used to accept the Offer (as defined below) if a stockholder’s certificates for Shares are not immediately available or if time will not permit the Letter of Transmittal and other required documents to reach the Depositary on or before the Expiration Date. Each term used in this form that is not otherwise defined herein shall have the meaning in the Offer to Purchase dated October 22, 2010. This form may be delivered by overnight courier, mail or transmitted by facsimile transmission to the Depositary. Tenders using this form may be made only by or through an Eligible Institution as defined in Section 4(b) of the Offer to Purchase.

The Depositary:

The Colbent Corporation

BY REGISTERED,
CERTIFIED OR
EXPRESS MAIL OR BY

FIRST CLASS MAIL:	OVERNIGHT COURIER:	FACSIMILE TRANSMISSION:

The Colbent Corporation LBF Tender Offer Att: Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208	The Colbent Corporation LBF Tender Offer Att: Corporate Actions 161 Bay State Drive Braintree, MA 02184	For Eligible Institutions Only: (781) 930-4939 For Confirmation Only Telephone: (781) 930-4900

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA A
FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to the DWS Global High Income Fund, Inc. (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Purchase dated October 22, 2010 and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the “Offer”), receipt of which are hereby acknowledged, (i) the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 4(d) of the Offer to Purchase and (ii) all Shares held in the name(s) of the registered holder(s) by the Fund’s Transfer Agent pursuant to the Fund’s Dividend Reinvestment Plan.

(Please Print Except for Signature(s))

Number of Shares Tendered:	Name(s) of Record Holder(s):

Certificate Nos. (if available):

DTC Participant Number:

If Shares will be tendered by book entry transfer to The Depository Trust Company, please check box: ☐	Telephone Number including area code:

Dated: , 20
Individual(s)

Signature(s):

Entity:

Name of Firm:

Authorized Signature:

Name:

Title:

2

GUARANTEE

The undersigned, an Eligible Institution as defined in Section 4(b) of the Offer to Purchase, hereby, with respect to the Shares tendered hereby pursuant to the guaranteed delivery procedures set forth in Section 4(d) of the Offer to Purchase: (a) represents that the person(s) named on the previous page “own(s)” such Shares within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended; (b) represents that the tender of such Shares complies with Rule 14e-4; and (c) guarantees to deliver to the Depositary certificates representing such Shares, in proper form for transfer (or to tender Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company if so specified on the foregoing page), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees and any other required documents prior to 5:00 p.m. Eastern Time on the third New York Stock Exchange trading day after the date of receipt of this Guarantee.

(Please Print Except for Signature)

Name of Firm:

Authorized Signature:

Name:

Title:

Addresses:
(Include Zip Code)

Telephone Number
(Include Area Code)

Dated:

3